UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road
Somerville, Massachusetts		02143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2022, Joseph Vittiglio informed Finch Therapeutics Group, Inc. (the “Company”) of his resignation as the Company’s Chief Business and Legal Officer and Secretary, effective as of December 31, 2022, in order to pursue other professional opportunities.

Additionally, on December 7, 2022, the Company entered into a Retention Bonus Agreement with Marc Blaustein, the Company’s Chief Operating Officer, who will also take over business development and investor relations responsibilities following Mr. Vittiglio’s resignation. Pursuant to the Retention Bonus Agreement, Mr. Blaustein is eligible to receive a service-based cash bonus in the aggregate amount of $83,000 (the “Service-Based Bonus”) and performance-based cash bonuses in a maximum aggregate amount of $332,000 (the “Performance-Based Bonuses”). The Service-Based Bonus and the Performance-Based Bonuses are intended to be in lieu of an annual target bonus under Mr. Blaustein’s employment agreement. The Service-Based Bonus is payable in two equal installments in December 2022 and June 2023, subject to Mr. Blaustein’s continued employment on each payment date. In the event that Mr. Blaustein terminates his employment with the Company voluntarily (other than a termination for “Good Reason”, as defined in Mr. Blaustein’s employment agreement) or the Company terminates Mr. Blaustein’s employment for “Cause” (as defined in Mr. Blaustein’s employment agreement) prior to May 31, 2023, with respect to the first installment, or December 31, 2023, with respect to the second installment, he will be required to repay the applicable installment of the Service-Based Bonus. The Performance-Based Bonuses are payable, in whole or in part, based on the achievement of designated metrics related to critical corporate objectives, following a determination by the Compensation Committee of the Company’s Board of Directors that such metric has been satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date:	December 12, 2022	By:	/s/ Mark Smith
Mark Smith, Ph.D. Chief Executive Officer